UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results Of Operations And Financial Condition.

On May 9, 2008, Transcend Services Inc., (the “Company”) determined that it will reduce its previously reported income tax benefit for the year ended December 31, 2007. Accordingly, the Company will restate previously reported financial results for the year ended December 31, 2007 to appropriately account for income taxes. Specifically, the Company will (1) unbundle state and federal net operating loss carryforwards and apply appropriate tax rates to each component, (2) reduce the estimated average statutory state income tax rate used to value deferred tax assets and liabilities, (3) correct an error in the calculation of temporary timing differences related to the amortization of intangible assets, (4) re-establish a valuation allowance against deferred tax assets related to state net operating loss carryforwards in certain states in which it is more likely than not that net operating loss carryforwards will expire before they can be fully utilized, and (5) deduct the cost of a legal settlement in 2008 instead of 2007. These changes have no impact on 2007 pre-tax operating results or cash flow.

The Company intends to file an amended Form 10-K restating its financial statements for this period as soon as practicable to reflect these changes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or completed Interim Review.

The Company has determined that in order to account for income taxes correctly in 2007, it will make certain adjustments to the Company’s deferred income tax and tax benefit calculations for 2007 related to the following items:

•

The unbundling of state net operating loss carryforwards from federal net operating loss carryforwards and the application of state and federal tax rates, respectively, to each component rather than applying a combined tax rate to the federal net operating loss carryforwards.

•

A reduction in the statutory state tax rate used to value Transcend’s deferred tax assets and liabilities. Based on a review of our state income apportionment methodology, we will reduce the estimated average statutory state tax rate as of December 31, 2007. The Company expects to benefit from this reduction in the estimated tax rate in the future.

•	A correction in the calculation of temporary timing differences related to the amortization of intangible assets.

•

The re-establishment of a valuation allowance against deferred tax assets related to state net operating loss carryforwards in certain states in which the net operating loss carryforwards will more likely than not expire before they can be fully utilized. The Company continues to expect to be able to utilize all of its federal net operating loss carryforwards.

•	A decision to deduct a legal settlement in 2008 instead of 2007 for tax purposes since the settlement agreement was reached in 2008.

The Company intends to file an amended Form 10-K restating its financial statements for this period as soon as practicable to reflect these changes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 9, 2008, the Company’s management, its Audit Committee and its Board of Directors determined that, due to the proposed restatement of the Company’s financial statements for the year ended December 31, 2007, the financial statements for that period contained in its Annual Report on Form 10-K for the year ended December 31, 2007, initially filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2008, and amended in a filing on April 15, 2008 (collectively the “Original Filings”), as well as the related audit reports of Habif, Arogeti & Wynne, LLP, the Company’s independent registered public accounting firm, with respect to those financial statements, should no longer be relied upon. The Audit Committee and management are currently evaluating the Company’s internal controls over financial reporting in light of the matters described above, to determine the magnitude of the deficiency in the design and/or operating effectiveness of the Company’s internal control over financial reporting. Management will report the results of its evaluation in the Form 10-K/A in a new Management’s Report on Internal Control over Financial Reporting and in a revised Item 9A. It is anticipated that the Form 10-K/A will also include a new Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting from Habif, Arogeti & Wynne, LLP, with discussion of the impact of these matters.

Expected Effect on Financial Statements

The Company had previously reported an income tax benefit of $4.3 million (as previously restated) for the year ended December 31, 2007, resulting primarily from the reversal of its deferred tax asset valuation allowance. The anticipated restatement reduces the income tax benefit for the year ended December 31, 2007 by between $600,000 and $800,000 to between $4.5 and $4.7 million, resulting in a decrease in the Company’s net income for the year ended December 31, 2007 from $10.5 million as originally reported in the amended Form 10-K filed April 15, 2008, to between $9.7 and $9.9 million. These changes have no impact on 2007 pre-tax operating results or cash flow.

The above statements regarding the expected impact of the restatement and the expected timing of our filings constitute forward-looking statements that are based on our current expectations. The final amounts and the detailed presentation of the restatement will be included in our upcoming filings after we have completed our work on the restatement, Habif, Arogeti & Wynne, LLP has completed its review of the investigation and its audit work, and the Audit Committee has completed its final review of the investigation and the restated financial statements. There can be no assurance that this information will not change, possibly materially, before we file the restated financial statements. See “Disclosures About Forward-Looking Statements” below.

Disclosures About Forward-Looking Statements

This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise from the review, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as supplemented by Current Reports on Form 8-K that have been filed since then and as amended by our Form 10-K/A filed on April 15, 2008.

Item 9.01(c). Exhibits.

Exhibit 99.1	Press release of Transcend Services dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: May 12, 2008	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.
Exhibit 99.1	Press Release of Transcend Services dated May 12, 2008.